     EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of China GengSheng Minerals, Inc. on Form S-3 of our report dated March 31, 2009, relating to the consolidated financial statements of China GengSheng Minerals, Inc. for the years ended December 31, 2008 and 2007. We also consent to the reference to us under the heading Experts in the Prospectus, which is part of this Registration Statement.

/s/ PKF
PKF
Certified Public Accountants
Hong Kong, China

March 15, 2010